UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2004

C-COR Incorporated

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

C-COR.net Corp.

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Regulation FD Disclosure

Effective June 26, 2004, the registrant has changed its name from C-COR.net Corp. to C-COR Incorporated. The registrant’s Articles of Incorporation have been amended to reflect this change of name. A complete copy of the revised Articles of Incorporation will be filed as an exhibit to the registrant’s Form 10-K for the fiscal year ended June 25, 2004.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Number	Description of Document

99.1	Text of Amendment to Registrant’s Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR Incorporated (Registrant)

July 1, 2004	By:	/s/ Joseph E. Zavacky
	Name:	Joseph E. Zavacky
	Title:	Controller and Assistant Secretary